UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 4, 2020

Aerojet Rocketdyne Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-01520	34-0244000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

222 N. Pacific Coast Highway, Suite 500

El Segundo, California 90245

(Address of Principal Executive Offices) (Zip Code)

(310) 252-8100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 per share	AJRD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 4, 2020, Aerojet Rocketdyne Holdings, Inc. (the “Company”) announced the appointment of Amy Gowder as the Company’s Chief Operating Officer. Ms. Gowder will replace the Company’s current Chief Operating Officer, Mark Tucker, who intends to retire at the end of this year. Mr. Tucker will work with Ms. Gowder in this transition and continue to work with the Company’s Chief Executive Officer, Eileen Drake, on enterprise wide initiatives.

Ms. Gowder, 44, was previously employed at Lockheed Martin Corporation (“Lockheed”), from 2005 until April 2020, where she served as Vice President and General Manager of Lockheed’s Training and Logistics Solutions from 2017 to April 2020. In her recent prior positions at Lockheed, she served as the Vice President of Supply Chain Management of Lockheed Martin Aeronautics from 2015 to 2016, and Vice President and General Manager of the Kelly Aviation Center from 2012 to 2015. Before joining Lockheed, Ms. Gowder provided consulting services at Accenture PLC focusing on supply chain management. Ms. Gowder received a Master of Business Administration from Massachusetts Institute of Technology and a Bachelor of Science from Arizona State University.

Ms. Gowder does not have any family relationships with any of the directors, executive officers, or any people nominated or chosen by the Company to become a director or executive officer. Ms. Gowder is not a party to any transactions listed in Item 404(a) of Regulation S-K.

Pursuant to the terms of Ms. Gowder’s offer letter, attached hereto as Exhibit 10.1 (the “Offer Letter”), she will receive an annual base salary of $475,000 and will also be eligible to receive the following: (i) an annual target incentive opportunity of 75% of base salary, (ii) a long-term incentive target of 200% of base salary with an initial grant under the Company’s 2020 Long Term Incentive Plan upon the start of her employment, (iii) relocation assistance, and (iv) four (4) weeks of paid time off per annum. Additionally, Ms. Gowder will be granted time-based restricted stock units of the Company’s common stock in an amount equal to $700,000 calculated using the closing price of the Company’s common stock as reported on the New York Stock Exchange on the date her employment begins. These shares will vest ratably in two equal tranches on the anniversary of the grant date over two years.

The foregoing description of Ms. Gowder’s offer letter does not purport to be complete and is qualified in its entirety by reference to the Offer Letter, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its 2020 annual meeting of stockholders (the “Annual Meeting”) on May 6, 2020 virtually, conducted via a live webcast. At the Annual Meeting, the Company’s stockholders were asked to vote upon:

1.	The election of seven directors to the Company’s Board of Directors to serve until the 2021 annual meeting of stockholders. The nominees for election were Kevin P. Chilton, Thomas A. Corcoran, Eileen P. Drake, James R. Henderson, Warren G. Lichtenstein, Lance W. Lord, and Martin Turchin;

2.	An advisory vote to approve a resolution approving executive compensation; and

3.	The ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”), an independent registered public accounting firm, as independent auditors of the Company for the fiscal year ending December 31, 2020.

The results of the matters voted on at the Annual Meeting, based on the presence in person or by proxy of holders of record of 74,216,915 shares of the 78,541,844 shares of the Company’s common stock entitled to vote, were as follows:

1.	The election of each of Ms. Drake and Messrs. Chilton, Corcoran, Henderson, Lichtenstein, Lord, and Turchin as directors of the Company to serve until the 2021 annual meeting of stockholders, and until his or her successor is elected and qualified, was approved as follows:

	For	Withheld	Broker Non-Votes
Kevin P. Chilton	69,526,467	189,110	4,501,338
Thomas A. Corcoran	66,597,572	3,118,005	4,501,338
Eileen P. Drake	68,663,175	1,052,402	4,501,338
James R. Henderson	68,402,671	1,312,906	4,501,338
Warren G. Lichtenstein	65,367,814	4,347,763	4,501,338
Lance W. Lord	69,531,348	184,229	4,501,338
Martin Turchin	68,426,528	1,289,049	4,501,338

2.	The stockholders approved an advisory resolution on executive compensation. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
68,134,943	1,345,663	234,971	4,501,338

3.	The stockholders ratified the appointment of PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
73,442,783	680,823	93,309	-

Item 8.01	Other Events.

On May 4, 2020, the Company issued a press release announcing the appointment of Amy Gowder to serve as the Company’s Chief Operating Officer. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)       Exhibits

Exhibit No.	Description

10.1	Offer letter between Aerojet Rocketdyne Holdings, Inc. and Amy Gowder, dated March 17, 2020.
99.1	Press Release, dated May 4, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROJET ROCKETDYNE HOLDINGS, INC.

Date: May 7, 2020	By:	/s/ Arjun Kampani
		Name:	Arjun Kampani
		Title:	Senior Vice President, General Counsel and Secretary